Exhibit 99.1

August 5, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Participate in the
Tuohy Brothers Annual Energy Conference

TULSA, Okla. – Aug. 5, 2013 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the 4th Annual Tuohy Brothers Annual Energy Conference on Tuesday, Aug. 6, 2013, in New York City.

John W. Gibson, ONEOK and ONEOK Partners chairman and chief executive officer, and Terry K. Spencer, ONEOK and ONEOK Partners president, will conduct a series of meetings with investment-community representatives at the conference.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of June 30, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and
@ONEOKPartners.

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